                                                                    EXHIBIT 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Noble Corporation of our report dated January 31, 2002 relating to the consolidated financial statements, which appears in Noble Drilling Corporation's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the references to us under the headings "Experts" and "Selected Historical Consolidated Financial Data" in such Registration Statement.


PricewaterhouseCoopers LLP

Houston, Texas
March 13, 2002